EXHIBIT 2.4


                          FACILITIES PURCHASE AGREEMENT

                                      AMONG

                             MONARCH PROPERTIES, LP,

                        INTEGRATED HEALTH SERVICES, INC.

                                       AND

                    THE ENTITIES LISTED ON ATTACHED EXHIBIT A





                          DATED AS OF DECEMBER 31, 1998



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                                TABLE OF CONTENTS

Section                                                                     Page
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ARTICLE I     DEFINITIONS......................................................2
      1.1     Agreement........................................................2
      1.2     Bills of Sale....................................................2
      1.3     Closing..........................................................2
      1.4     Closing Date.....................................................2
      1.5     Consent and Subordination Agreement.  ...........................2
      1.6     Contracts........................................................2
      1.7     Deeds............................................................3
      1.8     Deferred Maintenance Adjustment..................................3
      1.9     Effective Date...................................................3
      1.10    Environmental Laws...............................................3
      1.11    Environmental Remediation........................................3
      1.12    Escrow Agent.....................................................3
      1.13    Escrow Agreement.................................................3
      1.14    Facilities.......................................................4
      1.15    Facility Franchise Agreement.....................................4
      1.16    Facility Management Agreement....................................4
      1.17    Facility Sublease................................................4
      1.18    Final Financial Statements; Final Balance Sheet..................4
      1.19    Financial Statements of the Facilities...........................4
      1.20    Franchisor.......................................................4
      1.21    Guaranty.........................................................4
      1.22    IHS..............................................................5
      1.23    IHS Indemnity....................................................5
      1.24    Improvements.....................................................5
      1.25    Intangible Property..............................................5
      1.26    Knowledge........................................................5
      1.27    Law..............................................................5
      1.28    Loan Facility....................................................5
      1.29    MAI Appraisal....................................................5
      1.30    Manager..........................................................5
      1.31    Master Franchise Agreement.......................................6
      1.32    Master Lease.....................................................6
      1.33    Master Management Agreement......................................6
      1.34    Monarch..........................................................6
      1.35    Permits..........................................................6
      1.36    Permitted Liens..................................................6
      1.37    Personal Property................................................6



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                                TABLE OF CONTENTS

Section                                                                     Page
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      1.38    Pledge Agreements................................................6
      1.39    Purchase Price...................................................7
      1.40    Real Property....................................................7
      1.41    Release..........................................................7
      1.42    Security Agreement...............................................7
      1.43    Sellers' Liabilities.............................................7
      1.44    Sellers' Assets..................................................7
      1.45    Seller Licenses..................................................7
      1.46    Survey...........................................................7
      1.47    Title Commitment.................................................8
      1.48    Title Company....................................................8
      1.49    Title Insurance Policy...........................................8
      1.50    Transaction Documents............................................8
      1.51    UCC Search Report................................................8

ARTICLE II    PURCHASE AND SALE................................................8
      2.1     Agreement to Sell and Buy........................................8
      2.2     No Assumption of Liabilities.....................................9
      2.3     "As Is" Purchase.................................................9

ARTICLE III   PURCHASE PRICE...................................................9
      3.1     Payment of Purchase Price........................................9
      3.2     Earn-out Payments       .........................................9

ARTICLE IV    CLOSING.........................................................14

ARTICLE V     TRANSACTION COSTS AND EXPENSES..................................15
      5.1     Transfer Taxes; Sales Taxes.....................................15
      5.2     MAI Appraisals..................................................15
      5.3     Title Insurance.................................................15
      5.4     Surveys/UCC Search Reports......................................15
      5.5     Environmental Reports/Remediation...............................15
      5.6     Attorneys' Fees.................................................15
      5.7     Recording Costs.................................................15
      5.8     Releases........................................................15
      5.9     Deferred Maintenance Adjustment.................................15
      5.10    Fee; Commitment Fee.............................................16
      5.11    Other Items.....................................................16



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                                TABLE OF CONTENTS

Section                                                                     Page
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ARTICLE VI    POSSESSION......................................................16

ARTICLE VII   REPRESENTATIONS AND WARRANTIES OF SELLERS.......................16
      7.1     Corporate Organization; Good Standing; Corporate Information....16
      7.2     Authorization; Enforceability...................................17
      7.3     No Violation or Conflict........................................17
      7.4     Assets..........................................................17
      7.5     No Litigation...................................................18
      7.6     Personal Property and Improvements..............................18
      7.7     Real Property and Improvements..................................18
      7.8     Zoning..........................................................18
      7.9     Leases..........................................................19
      7.10    Liabilities.....................................................19
      7.11    Taxes...........................................................19
      7.12    Contracts.......................................................19
      7.13    Contracts and Leases............................................19
      7.14    Financial Statements of the Facilities..........................19
      7.15    No Adverse Change...............................................19
      7.16    Employment Agreements and Benefits..............................20
      7.17    Insurance.......................................................20
      7.18    Compliance with the Law.........................................20
      7.19    Transactions with Affiliates....................................21
      7.20    Obligations.....................................................21
      7.21    No Broker.......................................................22
      7.22    Environmental Compliance........................................22
      7.23    No Attachments..................................................22
      7.24    No Options......................................................23
      7.25    Seller Licenses.................................................23
      7.26    Disclosure......................................................23

ARTICLE VIII  REPRESENTATIONS AND WARRANTIES OF IHS...........................23
      8.1     Status of IHS...................................................23
      8.2     Validity or Conflicts...........................................23
      8.3     Authority.......................................................24
      8.4     Truth of Representations........................................24

ARTICLE IX    REPRESENTATIONS AND WARRANTIES OF PURCHASER.....................24
      9.1     Organization....................................................24
      9.2     Authorization; Enforceability...................................24



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                                TABLE OF CONTENTS

Section                                                                     Page
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      9.3     No Violation or Conflict........................................24
      9.4     No Broker.......................................................24

ARTICLE X     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
              PURCHASER.......................................................25
      10.1    Compliance with this Agreement..................................25
      10.2    Proceedings and Instruments Satisfactory........................25
      10.3    No Litigation...................................................26
      10.4    Representations and Warranties..................................26
      10.5    Deliveries at the Closing.......................................26
      10.6    Regulatory Approvals............................................27
      10.7    Default.........................................................27
      10.8    Approvals.......................................................28
      10.9    Loan Facility...................................................28

ARTICLE XI    CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS..............28
      11.1    Compliance with this Agreement..................................28
      11.2    Proceedings and Instruments Satisfactory........................28
      11.3    No Litigation...................................................28
      11.4    Representations and Warranties..................................28
      11.5    Deliveries at the Closing.......................................29
      11.6    Restraints......................................................29
      11.7    Regulatory Approvals............................................29
      11.8    Approvals.......................................................29

ARTICLE XII   ADDITIONAL COVENANTS AND INDEMNIFICATIONS.......................29
      12.1    Transfer Taxes and Fees.........................................29
      12.2    Cooperation.....................................................30
      12.3    Additional Instruments..........................................30
      12.4    Publicity.......................................................30
      12.5    Confidentiality.................................................30

ARTICLE XIII  MISCELLANEOUS...................................................35
      13.1    Entire Agreement; Amendment.....................................35
      13.2    Governing Law...................................................35
      13.3    Assignment......................................................35
      13.4    Notices.........................................................35
      13.5    Counterparts; Headings..........................................36
      13.6    Interpretation..................................................36



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                                TABLE OF CONTENTS

Section                                                                     Page
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      13.7    Severability....................................................36
      13.8    No Reliance.....................................................37
      13.9    Binding.........................................................37
      13.10   Survival........................................................37
      13.11   Allocation of Purchase Price....................................37
      13.12   Dispute Attorneys' Fees and Expenses............................37











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                          FACILITIES PURCHASE AGREEMENT

     THIS FACILITIES PURCHASE AGREEMENT (this "Agreement"), is made and entered into as of the 31st day of December, 1998, among Monarch Properties, LP, a Delaware limited partnership, with principal offices at 8889 Pelican Bay Boulevard, Naples, Florida 34108 ("Purchaser"), Integrated Health Services, Inc., a Delaware corporation, with principal offices at 10065 Red Run Boulevard, Owings Mills, Maryland 21117 ("IHS") and each of the entities described on attached Exhibit A (each, a "Seller" and, collectively, "Sellers").


                              W I T N E S S E T H:

     The circumstances underlying the execution and delivery of this Agreement are as follows:

     A. Capitalized terms used but not otherwise defined herein have the respective meanings given them in Article I herein.

     B. Sellers are corporations that are each wholly owned by IHS. Sellers also are the respective owners of Sellers' Assets. Sellers desire to sell, and Purchaser desires to acquire, Sellers' Assets on the terms and conditions set forth in this Agreement

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:





                                       1
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                                   ARTICLE I
                                  DEFINITIONS

     When used in this Agreement, the following terms shall have the meanings specified herein. The meanings specified in this Article and elsewhere in this Agreement are for purposes of this Agreement only and do not purport to have any significance for any other purpose, including, but not limited to, any applicable reporting requirements under tax or securities laws, except as the terms may be used by reference in other agreements between the parties to this Agreement. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular shall be held to include the plural and vice versa, unless this Agreement requires otherwise.

     1.1 Agreement. "Agreement" shall mean this Facilities Purchase Agreement, together with the Exhibits and Schedules attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

     1.2 Bills of Sale. "Bills of Sale" shall mean, collectively, the bill of sale to be executed by each Seller and conveying to Purchaser all of the Personal Property for each Facility owned by such Seller.

     1.3 Closing. "Closing" shall mean the closing held on the Closing Date, at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York. All transactions occurring at the Closing shall be deemed to have occurred simultaneously, and no one transaction shall be deemed to be complete until all transactions are completed.

     1.4 Closing Date. "Closing Date" shall mean December 31, 1998.

     1.5 Consent and Subordination Agreement. "Consent and Subordination Agreement" shall mean the consent and subordination agreement to be executed among Manager, Franchisor, Lyric Holdings, the Subsidiaries of Lyric Holdings to which the Facilities are to be subleased and Purchaser, pursuant to which certain management and franchise fees payable under the Facility Management Agreement and Facility Franchise Agreement are subordinated to Purchaser's rights under the Master Lease upon an Event of Default under the Master Lease.

     1.6 Contracts. "Contracts" shall mean those contracts, agreements, leases, rights of renewal thereto and commitments with respect to each of the Facilities or with respect to the operation of any of the Facilities (a) to which Sellers or any of the Facilities is a party or (b) by which Sellers or any of the Facilities is bound and that are listed on Schedule 1.6 hereto.

     1.7 Deeds. "Deeds" shall mean, collectively, the general warranty deed (or such other form of deed applicable to the state in which the Facility is located) in recordable form, executed


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by each Seller and  conveying to Purchaser fee simple title to the real property owned by such Seller, free and clear of all liens and encumbrances other than the Permitted Liens.

     1.8 Deferred Maintenance Adjustment. "Deferred Maintenance Adjustment" shall mean, with respect to each Facility, the amount set forth opposite such Facility's name on Schedule 1.8 hereto to cover the potential costs to be incurred after the Effective Date in making the repairs or modifications required at such Facility and described on Schedule 1.8 hereto.

     1.9 Effective Date. "Effective Date" shall mean January 1, 1999.

     1.10 Environmental Laws. "Environmental Laws" shall mean all federal, state, and local laws, statutes, ordinances, regulations, policies, rules, directives, guidelines, Permits, licenses, criteria and rules of common law now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, and wildlife, aquatic species and vegetation), including, without limitation, relating to emissions, discharges, releases or threatened releases of Hazardous Materials (as defined in Section 7.22 hereof) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Federal Insecticide, Fungicide, and Rodenticide Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, the Occupational Safety and Health Act, and the Safe Drinking Water Act, and as the same may be amended, modified or supplemented, the regulations promulgated pursuant thereto, and their state and local counterparts or equivalents.

     1.11 Environmental Remediation. "Environmental Remediation" shall mean, with respect to each Facility, the work described opposite such Facility's name on Schedule 1.8 hereto to be performed after the Closing for the investigation and/or remediation of the environmental conditions at such Facility described on
Schedule 1.8 hereto.

     1.12 Escrow Agent. "Escrow Agent" shall mean Fidelity National Title Insurance Company of New York.

     1.13 Escrow Agreement. "Escrow Agreement" shall mean the escrow agreement among Sellers, Lyric Holdings, Purchaser and Escrow Agent pursuant to which the Deferred Maintenance Adjustment is to be held and disbursed.


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     1.14 Facilities.  "Facilities"  shall mean the Real Property,  Improvements and Personal Property constituting the health care facilities described on Exhibit B hereto. Reference to any one of the Facilities individually and not specifically shall be referred to herein as a "Facility".

     1.15 Facility Franchise Agreement. "Facility Franchise Agreement" shall mean the facility franchise agreement, in form and substance satisfactory to Purchaser, to be executed by each Seller and Franchisor, pursuant to which Franchisor grants to such Seller the right to use Franchisor's names, marks, systems and proprietary information.

     1.16 Facility Management Agreement. "Facility Management Agreement" shall mean the facility management agreement, in form and substance satisfactory to Purchaser, to be executed by each Seller and Manager, pursuant to which Manager agrees to manage the Facility leased by such Seller pursuant to the Facility Sublease.

     1.17 Facility Sublease. "Facility Sublease" shall mean the facility sublease, in form and substance satisfactory to Purchaser, executed and delivered by Lyric III and each Seller, concurrently with the Closing, pursuant to which Lyric III subleases to each Seller, and each Seller subleases from Lyric III, the respective Facilities.

     1.18 Final Financial Statements; Final Balance Sheet. "Final Financial Statements" shall mean the unaudited Financial Statements of the Facilities as of December 31, 1998, including a balance sheet for each of the Facilities as of such date, together with the related unaudited statement of income and statement of cash flows for the period from January 1, 1998 through the Effective Date, and the notes thereto, all of which Seller agrees to deliver to Purchaser on or before April 15, 1999. "Final Balance Sheet" shall mean the balance sheet included in the Final Financial Statements.

     1.19 Financial Statements of the Facilities. "Financial Statements of the Facilities" shall mean the unaudited Financial Statements for each of the Facilities as of September 30, 1998, previously delived to Purchaser.

     1.20  Franchisor.   "Franchisor"  shall  mean  Integrated  Health  Services
Franchising Co., Inc., a Delaware corporation, with principal offices at 10065 Red Run Boulevard, Owings Mills, Maryland 21117, which is a Subsidiary of IHS.

     1.21 Guaranty. "Guaranty" shall mean the guaranty, in form and substance satisfactory to Purchaser, executed and delivered by Lyric to Purchaser concurrently with the execution and delivery of the Master Lease and the Facility Subleases, pursuant to which Lyric guarantees to Purchaser the payment and performance by Lyric III and the respective Sellers of their respective obligations under the Master Lease and the Facility Subleases.


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     1.22 IHS. "IHS" shall mean  Integrated  Health  Services,  Inc., a Delaware corporation, with principal offices at 10065 Red Run Boulevard, Owings Mills, Maryland 21117.

     1.23 IHS Indemnity. "IHS Indemnity" shall mean the indemnity agreement, in form and substance satisfactory to Purchaser, to be executed by IHS and Purchaser, pursuant to which IHS agrees to indemnify Purchaser with respect to certain environmental matters in respect of the Facilities.

     1.24 Improvements. "Improvements" shall mean, collectively, the buildings and all attached fixtures constituting the nursing home/adult care facilities and related improvements, related rights and fixtures, constructed on each of the Real Properties.

     1.25 Intangible Property. "Intangible Property" shall mean (a) all transferable consents, authorizations, variances or waivers, licenses, permits and approvals given or issued by any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality having jurisdiction over the respective Facilities and (b) all rights to use the names of the Facilities set forth on Schedule 1.25 hereto, but excluding any right to use the name "Integrated" or the name "Integrated Health Services".

     1.26 Knowledge. "Knowledge" of a party shall mean (a) actual knowledge of an officer or management level employee of such party, with respect to a corporation, (b) actual knowledge of a general partner or management level employee of such party, with respect to a partnership, or (c) actual knowledge of the person with respect to a natural person.

     1.27 Law. "Law" shall mean any federal, state, local or other law, ordinance, code, or governmental agency requirement of any kind, and the rules, regulations and orders promulgated thereunder including, without limitation, the Environmental Laws.

     1.28 Loan Facility. "Loan Facility" shall mean the loan evidenced by the Loan Agreement, dated as of December 30, 1998, between Purchaser and GMAC Commercial Mortgage Corporation.

     1.29 MAI Appraisal. "MAI Appraisal" shall mean with respect to each Facility, an appraisal, in form and substance satisfactory to Purchaser, prepared by an appraiser who is a Member of the Appraisal Institute and is experienced in appraising properties of the same nature, and in the same geographical vicinity, as each Facility.

     1.30 Manager. "Manager" shall mean IHS Facility Management, Inc., a Delaware corporation, with principal offices at 10065 Red Run Boulevard, Owings Mills, Maryland 21117, which is a Subsidiary of IHS.


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     1.31 Master Franchise  Agreement.  "Master Franchise  Agreement" shall mean the amended and restated master franchise agreement, in form and substance satisfactory to Purchaser, to be executed by Franchisor and Lyric, pursuant to which Franchisor grants to Lyric the right to use Franchisor's names, marks, systems and proprietary information.

     1.32 Master Lease. "Master Lease" shall mean the master lease, in form and substance satisfactory to Purchaser, executed and delivered by Purchaser and Lyric III, concurrently with the Closing, pursuant to which Purchaser leases to Lyric III, and Lyric III leases from Purchaser, the respective Facilities.

     1.33 Master Management Agreement. "Master Management Agreement" shall mean the amended and restated master management agreement, in form and substance satisfactory to Purchaser, to be executed by Lyric and Manager, pursuant to which Manager agrees to manage the Facilities.

     1.34 Monarch. "Monarch" shall mean Monarch Properties, LLC, a Delaware, limited liability company, with principal offices at 8889 Pelican Bay Boulevard, Naples, Florida 34108.

     1.35 Permits. "Permits" shall mean all permits, consents, waivers, exemptions, orders, certificates of need, licenses and governmental and agency authorizations, registrations and approvals with respect to each of the Facilities, as listed on Schedule 1.35 hereto. For purposes of this definition, the term "license" shall mean the permit to own a nursing home and to operate a nursing home issued to any operator of a nursing home upon application to, and approval by, the health care facilities branch, pursuant to the relevant state nursing home licensure act, as in effect on the Effective Date.

     1.36 Permitted Liens. "Permitted Liens" shall mean those liens, encumbrances, mortgages, charges, claims, restrictions, pledges, security interests, impositions and other matters affecting any of the Facilities, as listed on Schedule 1.36 hereto.

     1.37 Personal Property. "Personal Property" shall mean, collectively, the vehicles, equipment, machinery, furniture, fixtures, furnishings, moveable walls or partitions, computers or trade fixtures, office equipment, operating supplies and other tangible real or personal property owned or leased by Sellers on the Closing Date.

     1.38 Pledge Agreements. "Pledge Agreements" shall mean, collectively, (a) the pledge agreement, executed and delivered from Lyric Health Care LLC ("Lyric") to Monarch LP, pursuant to which Lyric pledged to Purchaser the stock of Lyric Health Care Holdings III, Inc. ("Lyric III") and (b) the pledge agreement, executed and delivered from Lyric III to Monarch LP, pursuant to which Lyric III pledged to Monarch LP the stock or partnership interests of Sellers.

     1.39 Purchase Price. "Purchase Price" shall mean the sum of $184,300,000.


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     1.40 Real Property.  "Real Property" shall mean,  collectively,  all of the land and Improvements located thereon, situated at the addresses as listed on Exhibit B hereto, that is currently owned by Sellers.

     1.41 Release. "Release" shall mean the release, deposit, disposal or leakage of any Hazardous Material into, upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

     1.42 Security Agreement. "Security Agreement" shall mean the security agreement, in form and substance satisfactory to Monarch LP, pursuant to which Sellers and Lyric III grant to Purchaser a security interest in the Personal Property and Intangible Property in order to secure the obligations of Lyric III under the Master Lease and each Seller under the Facility Subleases.

     1.43 Sellers' Liabilities. "Sellers' Liabilities" shall mean any and all liabilities of Sellers or any of the Facilities, whether actual or contingent, relating to each of the Facilities that are (a) reflected on the Financial Statements of the Facilities or on Schedule 1.43 hereto or (b) except for liabilities arising from operation of the Facilities on or prior to the Closing Date, arising under the Contracts.

     1.44 Sellers' Assets. "Sellers' Assets" shall mean, collectively, the Facilities and the Intangible Property.

     1.45 Seller Licenses. "Seller Licenses" shall mean, if and as applicable, all material licenses, Permits and authorizations necessary for the lawful operation of the respective Facilities, as the Facilities currently are operated, including all licenses, Permits and authorizations necessary to (a) lawfully operate all beds contained in the Facilities as nursing home beds, (b) provide licensed nursing services and any other services currently provided at the respective Facilities, and (c) receive payment under the Medicare and applicable state Medicaid programs.

     1.46 Survey. "Survey" shall mean, with respect to a Facility, a survey that is (a) certified to Purchaser, the applicable Seller, Lyric III and the Title Company, (b) prepared in accordance with the minimum standard detail requirements and classifications for ALTA/ASCM land title surveys, as adopted in 1992 by ALTA/ASCM, including Table A responsibilities and specifications 1-4, 6-11 and 13, and (c) otherwise in form satisfactory to Purchaser.

     1.47 Title Commitment. "Title Commitment" shall mean, with respect to a Facility, a title insurance commitment, issued by the Title Company, dated after the date of this Agreement and committing the Title Company to insure Purchaser's fee simple title to the applicable Facility, subject only to the Permitted Liens, in the amount of the portion of the Purchase Price


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allocated to such  Facility  pursuant to Section  13.12  hereof,  together  with legible copies of all recorded documents referred to therein.

     1.48 Title Company. "Title Company" shall mean Fidelity National Title Insurance Company of New York.

     1.49 Title Insurance Policy. "Title Insurance Policy" shall mean, with respect to a Facility, a title insurance policy, issued pursuant to the applicable Title Commitment by the Title Company concurrently with the Closing, that insures Purchaser's fee simple title to the applicable Facility, subject only to the Permitted Liens. Each Title Insurance Policy shall include the following endorsements (unless waived by the Purchaser), to the extent available under the law of the state in which the applicable Facility is located: (a) Form
3.1 completed zoning endorsement, (b) comprehensive endorsement, (c) access endorsement, (d) survey endorsement, (e) separate tax parcel endorsement, (f) contiguity endorsement (if the Real Property on which the applicable Facility is located consists of more than one parcel), and (g) such other endorsements as Purchaser reasonably may require.

     1.50 Transaction Documents. "Transaction Documents" shall mean this Agreement, the Master Lease, the Facility Subleases, the Memorandum of Lease, the Memoranda of Sublease, the Guaranty, the Security Agreement, the Escrow
Agreement, the IHS Indemnity, the Pledge Agreements and all other agreements related thereto executed and delivered by the parties to this Agreement.

     1.51 UCC Search Report. "UCC Search Report" shall mean a UCC search report in the name of the applicable Seller and Facility conducted at the state and county level in the state in which the applicable Facility is located and, if different, in the state in which the applicable Seller is organized and in the state in which the applicable Seller's chief executive office is located.


                                   ARTICLE II
                                PURCHASE AND SALE

     2.1 Agreement to Sell and Buy. On the terms and subject to the conditions set forth in this Agreement, Sellers agree to sell to Purchaser, and Purchaser agrees to acquire from Sellers, Sellers' Assets.

     2.2 No Assumption of Liabilities. Except as specifically set forth in this Agreement, Purchaser is not acquiring or assuming any liabilities of Sellers, IHS, or the Facilities whatsoever, including, without limitation, those of Sellers with respect to Sellers' Assets.

     2.3 "As Is" Purchase. Purchaser is acquiring Sellers' Assets without any express or implied warranties other that those specifically set forth in this Agreement.


                                   ARTICLE III
                                 PURCHASE PRICE

     3.1 Payment of Purchase Price. A portion of the Purchase Price in an amount as set forth on Schedule 3.1 hereto shall be payable on the Closing Date by wire transfer in accordance with wire transfer instructions to be provided by IHS and Sellers. The Purchase Price shall be allocated among the Facilities as set forth in Section 13.11 hereof. Sellers and Purchaser agree that, for purposes of this Agreement, no portion of the Purchase Price shall be allocated to the Personal Property or the Intangible Property.

     3.2 Earn-out Payments.

          (a) In  addition to the amount of the  Purchase  Price  payable  under
Section 3.1, above, the Purchaser shall make an earn-out payment to IHS in accordance with this Section 3.2 upon a Transfer (as defined in Section 3.2(i), below) of any Facility.

          (b) The parties have established a designated value (the "Designated Value") for each Facility, and have listed same on Schedule 3.2 hereto. The Designated Value established for each Facility is based upon such Facility's allocated portion of a presupposed base resale price of $138,000,000 for all of the Facilities in the aggregate.

          (c) If at any time, or from time to time, after the Closing there is a Transfer of any one or more of the Facilities, then Purchaser shall pay to IHS, in the manner as provided in subsection (f) below, an earn-out fee in respect of each Facility so Transferred, calculated as follows:

               (i) if the Net Proceeds (as defined in Section 3.2(i), below) in respect of the Transfer of such Facility are more than the Designated Value for such Facility but not more than one hundred thirty-three and one-third (133 1/3%) percent of the Designated Value for such Facility, then the Purchaser shall pay an earn-out fee to IHS in an amount equal to (x) $93,750 (the "Facility Fee"), plus (y) ninety (90%) percent of the portion of such Net Proceeds that is in excess of the Designated Value for such Facility; and

               (ii) if the Net Proceeds in respect of the Transfer of such Facility exceed one hundred thirty-three and one-third (133 1/3%) percent of the Designated Value for such Facility, then the Purchaser shall pay an earn-out fee to IHS in an amount equal to (x) the Facility Fee, plus (y) ninety (90%) percent of the portion of such Net Proceeds that is more than the Designated Value for such Facility but is not more than one hundred thirty-three and one-third (133 1/3%) percent of the Designated Value for such Facility, plus (z) twenty (20%) percent of the portion of such Net Proceeds that is more than one hundred thirty-three and one-third (133 1/3%) percent of the Designated Value for such Facility.

          (d) The maximum cumulative earn-out payments required to be made under this Section 3.2 shall not exceed, in the aggregate, $67,600,000 (the "Maximum Earn-Out Payment").

          (e) If more than one Facility is Transferred in a single transaction (or if the Transfer occurs by reason of a transaction described in Sections 3.2(i)(vi)(3) or 3.2(i)(vi)(4), or Section 3.2(j), below) then the earn-out payment required to be made under this Section 3.2 shall be calculated on an aggregate basis with respect to all of the Facilities Transferred in such single transaction. In this regard, the earn-out payment required to be made upon the closing of such transaction shall be determined by reference to the sum of the Designated Values for all of the Facilities Transferred, and shall be calculated based upon the aggregate Net Proceeds realized on the Transfer of all such Facilities. A Facility Fee shall be paid with respect to each Facility Transferred. Any Transfer pursuant to subsections (i)(vi)(3) or (i)(vi)(4), below, shall be deemed to be a Transfer of all of the Facilities.

          (f) Until the Maximum Earn-Out Payment shall have been paid, the Purchaser shall give IHS not less than fifteen (15) days prior written notice of the scheduled closing date of any Transfer. Such notice (a "Transfer Notice") shall include a calculation of the earn-out fee to be paid to IHS hereunder. Payment of the earn-out fee in respect of the Transfer of any Facility shall be made at the closing of the transaction pursuant to which such Transfer is made, notwithstanding that any portion of the Net Proceeds in respect of such Transfer may be required to be paid over time in accordance with the agreements governing such Transfer. If payment of any portion of the Net Proceeds in respect of a Transfer is contingent upon future events or conditions, the earn-out payment required to be made hereunder shall be calculated and paid based upon the maximum possible contingent payment allowable under the agreements governing such Transfer. Any payments required to be made under this Section 3.2 shall be made in cash, by wire transfer of immediately available funds, to an account specified by IHS in writing.

          (g) In the event that any earn-out  becomes  payable to IHS under this
Section 3.2, and another Transfer occurs thereafter, the earn-out (if any) becoming payable to IHS in respect to such subsequent Transfer shall be in an amount equal to the difference between (i) the earn-out that would have been payable pursuant to subsection (e), above, on an aggregate basis, as if such subsequent Transfer was part of a single transaction that included all prior Transfers, and (ii) all earn-out payments theretofore made.

          (h) Notwithstanding anything herein to the contrary, in the event that, at the time of any Transfer of a Facility, there shall have occurred an Event of Default as defined in the Master Lease, then, and in such event, any earn-out becoming payable to IHS with respect to such Transfer shall be reduced by the sum of the following:

               (i) Damages, as set forth in Section 16.5 of the Master Lease;

               (ii) all interest costs incurred by Purchaser in respect of any debt financing undertaken by Purchaser in order to cure the Event of Default under the Maser Lease; and

               (iii) two (2x) times the dollar amount of any equity securities issued by Purchaser in order to cure the Event of Default under the Master Lease.

          (i) For purposes of this Section 3.2, the following capitalized terms have the following meanings:

               (i) "Allocable Loan Amount" means, with respect to any Facility, that portion of the original principal amount of the Loan Facility (as defined in Section 1.28) that has been allocated to such Facility as indicated on Schedule 3.2 hereto.

               (ii) "Consideration" means the total consideration paid or delivered upon the consummation of a Transfer, including cash, the face value of all debt securities, the fair market value of all equity securities, the fair market value of any other property, and the value of long-term liabilities and short-term liabilities assumed or guaranteed as part of the Transfer. The fair market value of any equity securities included in the Consideration shall be determined as follows:

                    (1) if the securities are traded on a national exchange,  by the average closing sales price of such securities for the thirty
               (30) trading day period immediately before the date payment is made to IHS (but if there were not reported transactions on any trading day during such period, then the mean of the closing bid and asked prices on such trading day shall be used), and

                    (2) if  such  securities  are  traded  over-the-counter  and quoted through the National Association of Securities Dealers Automated Quotation System (NASDAQ) by the mean of the closing bid prices of such securities for the thirty (30) trading day period immediately before the date payment is made to IHS, as quoted in the National Quotation Bureau pink sheets;

               provided, however, that in the event that the agreements governing such Transfer provide for a method of valuing any securities paid or delivered as Consideration, then that basis of valuation shall be used in computing the fair market value of such securities. In the event that a Transfer is conducted by means of a Long-Term Lease, "Consideration" shall mean the total consideration (as described above) to be paid for entire term of such Long-Term Lease (including the amount of any non-refundable purchase option deposit), discounted to present value at a rate of 12.521% per annum, giving effect to monthly compounding. In the event that a Transfer is conducted by means of a mortgage, loan or other borrowing, as described in subsection (i)(vi)(2) above, "Consideration" shall mean the sum of the Net Proceeds of such loan plus the then outstanding principal balance of the Allocable Loan Amount for the Facility subject of such loan.

               (iii) "Long-Term Lease" means, with respect to any Facility, a lease of such Facility for a term of 30 years or more, or any other lease, irrespective of stated duration, which contains an option to purchase the subject Facility for less than the fair market value of such Facility, determined as of the commencement date of the lease.

               (iv) "Net Proceeds" means, with respect to any Transfer, the total amount of Consideration paid or delivered in connection with such Transfer (or deemed to have been paid or delivered pursuant to
          Section 3.2(j), below), after the payment (or setting aside for payment) of all debts and liabilities of the Facility(ies) Transferred (including, without limitation, the portion of any obligations for money borrowed which is allocable to such Facility(ies)), and the costs and expenses incurred in connection with the Transfer and which are properly allocable to such Facility(ies). However, in the case of any Transfer of the type as described in Section 3.2(i)(vi)(3) or
          Section  3.2(i)(vi)(4),  "Net  Proceeds"  shall  mean  the  amount  as determined pursuant to the preceding sentence, multiplied by a fraction, the numerator of which is an amount equal to 133 1/3% of the Designated Value for the Facilities, and the denominator of which is an amount equal to the sum of the said numerator amount plus the total of all purchase prices paid for all other facilities (if any) then owned directly or indirectly by the entity which in the case of a Transfer described in Section 3.2(i)(vi)(3), is the issuer of the stock being issued or transferred, or in the case of a Transfer as described in Section 3.2(i)(ii)(4), is the entity (either the Purchaser or any Purchaser Parent) which merged or consolidated with another entity.

               (v) "Purchaser Parent" means Monarch Properties, LLC, or any other entity which owns directly, or indirectly through one or more subsidiaries, at least 40% of the issued equity interests of Purchaser.

               (vi) "Transfer" means any of the following events:

                    (1) any sale,  transfer,  or Long-Term Lease (defined below)
               by Purchaser of all or substantially all of the assets of any Facility;

                    (2) any  mortgage,  loan,  refinancing  or  other  borrowing secured by the assets of any Facility, the Net Proceeds of which, when added to the then outstanding principal balance of the Allocable Loan Amount for such Facility, exceed the Designated Value for such Facility;

                    (3) any sale of shares of stock,  share  exchange or similar transaction or event, or series of sales of shares of stock, share exchanges or similar transactions or events, pursuant to which the Purchaser is, or any stockholders of Purchaser are, entitled to receive Consideration (defined below); or

                    (4) any consolidation or merger of Purchaser or any Purchaser Parent with or into another entity or any merger of another entity into Purchaser or any Purchaser Parent (in which consolidation or merger the shareholders of Purchaser or the Purchaser Parent receive Consideration).

          (j) Notwithstanding any other provision of this Section 3.2, in the event that Purchaser or any Purchaser Parent (the "Issuer") completes an initial public offering of its securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (an "IPO"), the following shall apply:

               (i) such offering shall be deemed to be a Transfer of the type as described in Section 3.2(i)(vi)(3) for which Purchaser has received Consideration in an amount equal to the sum of (A) the offering price per share (net of any underwriter's commissions and discounts, and net of any underwriter's reimbursable expenses) of the securities included in such IPO (the "IPO Price"), multiplied by the total issued and outstanding shares of the Issuer's securities immediately after such IPO, and (B) the IPO Price multiplied by the number of all such shares that are issuable pursuant to any warrants, options or other rights for the purchase of the Issuer's securities that are exercisable at the time of the closing of the IPO for a price which is less than the IPO price, less the exercise price in respect of such warrants, options and other purchase rights; and

               (ii) Upon payment in full of the earn-out (if any) becoming due in respect of the Net Proceeds deemed to be received by Purchaser in connection with the IPO or a transaction described in Section 3.2(i)(vi)(4), no further earn-out amounts shall become payable by Purchaser under this Agreement.

          (k) If any controversy should arise between the parties hereto in connection with the performance, interpretation or application of Section 3.2 of this Agreement, including, but not limited to the amount of Net Proceeds attributable to any one or more Transfers, or the fair market value of any securities delivered as part of the Consideration in connection with any Transfer, IHS and/or the Purchaser may serve upon the other a written notice stating that such party desires to have the controversy reviewed by an arbitrator. If the parties cannot agree within fifteen (15) days from the service of such notice upon the selection of such arbitrator, an arbitrator shall be designated by the American Arbitration Association upon written request of either party hereto. Arbitration of any such controversy shall be conducted in accordance with the Commercial Arbitration Rules then in force of the American Arbitration Association and the decision and award of the arbitrator so selected shall be binding upon IHS and the Purchaser. The arbitration will be held in New York City. As a condition precedent to the appointment of any arbitrator both parties shall be required to make a good faith effort to resolve the controversy which effort shall continue for a period of thirty (30) days prior to any demand for arbitration. The cost of any such arbitration shall be shared equally by the parties. Each party shall pay its own costs incurred as a result of its participation in any such arbitration.


                                   ARTICLE IV
                                     CLOSING

     On the Closing Date, at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019, Sellers, Purchaser, IHS, Lyric and Lyric III shall deliver the documents pursuant to Sections 10.5 and
11.5 hereof.


                                    ARTICLE V
                         TRANSACTION COSTS AND EXPENSES

     The costs of the transaction and the expenses related to the ownership and operation of the Sellers' Assets shall be paid as follows:

     5.1 Transfer Taxes; Sales Taxes. Sellers shall pay all state and county transfer or excise taxes due on the transfer to Purchaser of title to the Real Property and the respective Facilities and all assessments and taxes related to the recording of the corresponding deeds. Sellers shall pay any sales tax due on the transfer to Purchaser of title to the Personal Property, although the parties believe no such tax is due.

     5.2 MAI Appraisals. Sellers shall pay the cost of the MAI Appraisals delivered by Sellers to Purchaser.

     5.3 Title Insurance. Sellers shall pay the cost of the Title Commitments and the premium for the Title Insurance Policies (including any leasehold policies desired by Sellers) for the respective Facilities.

     5.4 Surveys/UCC Search Reports. Sellers shall pay the cost of the Surveys and the UCC Search Reports for the respective Facilities.

     5.5 Environmental Reports/Remediation. Sellers shall pay for the cost of Phase I environmental assessments for the respective Facilities, for any additional assessments recommended in the original Phase I environmental assessments, and for the cost of the Environmental Remediation agreed upon by the parties and as described on Schedule 1.12 hereto. Sellers shall cause the Phase I environmental assessments and any additional assessments or reports provided by Sellers to be certified to the Purchaser for reliance by Purchaser thereon.

     5.6 Attorneys' Fees. Sellers shall pay its own attorneys' fees and the reasonable and documented attorneys' fees, costs and disbursements of Purchaser and Sellers.

     5.7 Recording Costs. Sellers shall pay all recording fees relating to the recording of the deeds.

     5.8 Releases. Sellers shall pay the cost of obtaining and recording any releases necessary to deliver title to Sellers' Assets in accordance with the terms of this Agreement.

     5.9 Deferred Maintenance Adjustment. At the Closing, each Seller shall deposit into escrow with the Escrow Agent the Deferred Maintenance Adjustment attributable to the Facility currently owned by it.

     5.10 Fee; Commitment Fee. At the Closing, Sellers shall pay to Purchaser a commitment fee equal to an aggregate of $1,380,000..

     5.11 Other Items. Purchaser has no duty to operate any Facility from and after the Closing Date, such operations to be accomplished solely by the applicable Seller, as sublessee of Lyric III under a Facility Sublease, subject to the provisions of the Master Lease, or by Manager pursuant to the Facility Management Agreement. Accordingly, each Seller shall be responsible for (a) all revenues and expenses attributable to the Facility owned by it, where attributable to the period before or after the Effective Date, (b) the real and personal property taxes, assessments and similar charges that are levied against the Facility currently owned by it, whether attributable to the period before or after the Effective Date, (c) all utilities provided to the Facility currently owned by it, whether before or after the Effective Date, and (d) any amounts that have been prepaid, or that remain to be paid, under any of the Contracts affecting Sellers' Assets.


                                   ARTICLE VI
                                   POSSESSION

     At the Effective Date, Purchaser shall be entitled to possession of Sellers' Assets, subject only to (a) the rights of the patients and residents of the respective Facilities, (b) any possessory rights granted to any person under the Permitted Liens and (c) the rights of Lyric III under the Master Lease and each Seller under the applicable Facility Sublease.


                                   ARTICLE VII
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     Each Seller hereby represents and warrants to Purchaser that:

     7.1 Corporate Organization; Good Standing; Corporate Information. Such Seller is a corporation, duly organized, validly existing and in good standing under the laws of the state set forth opposite its name on Exhibit B hereto, and it has the corporate power and authority to develop, own, operate and lease the Facility owned by it, to carry on its businesses as and in the places where such businesses are now conducted and where such properties are now developed, owned, leased or operated, and to enter into the transactions and perform its obligations under this Agreement, the other Transaction Documents and any other documents and instruments required to be delivered to which it is or is to become a party and it is duly qualified as a foreign corporation to do business in the jurisdiction in which the Facility owned by it is located or in which failure so to qualify would impair its ability to perform its obligations under this Agreement or any other Transaction Document.

     7.2 Authorization; Enforceability. The execution, delivery and performance by such Seller of this Agreement, the other Transaction Documents and of all of the documents and instruments contemplated hereby to be executed and delivered by it are within the legal and corporate power and authority of such Seller and have been duly authorized by all necessary legal and corporate action of such Seller. This Agreement is, the other Transaction Documents are, and the other documents and instruments required hereby to be delivered by it will be, when executed and delivered, the valid and binding obligations of such Seller, enforceable against it in accordance with their respective terms.

     7.3 No Violation or Conflict. The execution, delivery and performance of this Agreement, the Transaction Documents and all of the other documents and instruments contemplated hereby to be executed and delivered by such Seller does not and will not conflict with or violate any material Law, judgment, or any order or decree binding on it or the Articles of Incorporation or By-Laws of such Seller. Except as indicated on Schedule 7.3(a) hereto, no notice to, filing or registration with, or authorization, consent or approval of, any person, entity or governmental or regulatory agency is necessary or required by such Seller in connection with the execution and delivery of this Agreement, the Transaction Documents and all of the other documents and instruments contemplated hereby to be executed and delivered by such Seller or the consummation by such Seller of the transactions contemplated hereby or the performance by such Seller of its obligations hereunder. Except as indicated on Schedule 7.3(b) hereto, since January 1, 1998, such Seller has received no written notice from any governmental or regulatory agency having jurisdiction over such Seller's Facility (a) claiming any violation of any Law (which violation has not been cured or otherwise remedied), or (b) requiring or calling attention to the need for any work, repairs, construction, alterations or installation in connection with the Facility owned by it which is or may be required in order to comply with any Law (which work, repairs, construction, alterations or installation has not been completed).

     7.4 Assets. The Personal Property, the Real Property and the Intangible Property constitute all of the assets used in the operation of the Facility owned by it. Such Seller owns good, valid and clear title to all of the Personal Property owned by it and to all the other assets, if any, owned by it and used in the operation of the Facility owned by it, and also including, but not limited to, all assets owned by such Seller that are reflected in the Financial Statements of the Facilities related to the Facility owned by it and all assets acquired by it since the date thereof related to the Facility owned by it (except for assets that have been sold or otherwise disposed of in the ordinary course of business), free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions except Permitted Liens. Schedule 7.4 hereto contains an accurate and complete list of the material Personal Property owned or leased by such Seller on the Closing Date used in the operation of the Facility owned by it.

     7.5 No Litigation. Except as listed on Schedule 7.5 hereto, and the matters set forth on Schedule 7.3(b) hereto and on the Phase I environmental site assessment reports and Phase I update reports obtained by Sellers for the benefit of Buyer from ATC Associates, Inc. ("ATC") (collectively, the "ATC Reports"), there is no material litigation, arbitration proceeding, govern mental investigation, citation, suit, action, proceeding or claim of any kind pending or threatened, against it or the Facility owned by it that relates to such Facility or any portion thereof or the ability of such Seller to perform its obligations under this Agreement or under any other Transaction Documents. The matters described on Schedule 7.5 hereto, if adversely determined, considered in the aggregate, would not have a material adverse effect on the business or financial condition of such Seller or the Facility or on any material portion of the assets of such Seller or the Facility owned by it and would not preclude such Seller from performing its obligations under this Agreement and under any other Transaction Documents.

     7.6 Personal Property and Improvements. Except as provided on Schedule 7.6 hereto, the Personal Property and Improvements used in the operation of the Facility owned by such Seller, as of the Effective Date, are (a) in good operating condition and in a state of good maintenance and repair, normal wear and tear excepted, and (b) the Improvements have no structural defects or material defects to any of their major systems and are adequate and suitable for the purpose for which they are presently being used.

     7.7 Real Property and Improvements. Such Seller owns good, indefeasible and insurable title to the Real Property owned by it, free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interest or impositions except the Permitted Liens. There are no existing or impending Improvement liens or special assessments to be made, or which have been made, against the Real Property or Improvements owned by it by any governmental authority. Neither the Improvements owned by it, nor the use thereof, any Personal Property therein, nor the operation or maintenance thereof, violate any restrictive covenant or encroach on any property owned by others in any material respect. No condemnation or similar proceeding is pending, nor has such Seller or the Facility owned by it, received any written notice of any condemnation or similar proceeding, threatened or contemplated that would preclude or impair the use of the Real Property, the Improvements or Personal Property owned by it or any portion thereof by Purchaser for the purposes for which it is currently used.

     7.8 Zoning. There exists no judicial, quasi-judicial, administrative or other proceeding which might adversely affect the validity of the current zoning of the Real Property and Improvements owned by it, nor is there any threatened action or proceeding which could result in the modification and termination of any such zoning. There exists no current action or proceeding relating to any alleged non-compliance with zoning Laws involving the Real Property or Improvements owned by it.

     7.9 Leases. Schedule 1.6 hereto contains an accurate and complete list of each lease of Personal Property to which such Seller or the Facility owned by it is a party or by which such Seller or any Facility owned by it is bound.

     7.10 Liabilities. (a) The Sellers' Liabilities include all liabilities of such Seller in connection with the Facility owned by it for money borrowed or credit purchases, other than obligations that will be discharged prior to Closing, (b) such Seller is not in material default under any obligation included in the Sellers' Liabilities, and no event has occurred or is contemplated by it, that would constitute a material default, or an event that with the giving of notice or passage of time or both would constitute a default thereunder, and (c) such Seller has paid, and through the Effective Date shall pay, all amounts due and payable to the Effective Date under the terms of each obligation included in the Sellers Liabilities.

     7.11 Taxes. All tax returns required under applicable Law relating to the Facility owned by such Seller, to have been filed by or on behalf of it have been filed. All taxes of such Seller and taxes with respect to the Facility owned by it for all periods covered by such returns have been paid or adequately provided for. No unpaid deficiencies for any such taxes have been officially asserted or assessed against such Seller or any Facility owned by it.

     7.12 Contracts. Schedule 1.6 hereto constitutes a true and complete list of all Contracts to which such Seller or the Facility owned by it is a party or by which such Seller or the Facility owned by it is bound.

     7.13 Contracts and Leases. With respect to those Contracts and leases listed on Schedule 1.7 hereto, such Seller shall continue such Contracts and leases, as provided for in the Master Lease, and such Seller shall defend, indemnity and hold harmless Purchaser from and against any and all covenants, duties and obligations under such Contracts and leases, including, without limitation, any and all costs and expenses arising out of or in connection with any such covenants, duties and obligations.

     7.14 Financial Statements of the Facilities. (a) The Financial Statements of the Facilities, taken as a whole, fairly present the financial position and, if applicable, the results of operations of the Facility owned by such Seller as of the dates thereof and the periods then ended and were prepared in accordance with generally accepted accounting principles consistently applied and (b) the Final Financial Statements when delivered will present fairly the financial position and the results of operations of the Facility owned by such Seller as of the Closing Date and the period then ended and will be prepared in accordance with generally accepted accounting principles consistently applied.

     7.15 No Adverse Change. Except as set forth in Schedule 7.15 hereto, since January 1, 1998 there has not been: (a) any material adverse change in the financial condition or business of the Facility owned by such Seller, or any material adverse change in the net operating income of the Facility owned by it,
(b) any material loss, damage, condemnation or destruction to the Facility owned by such Seller, (c) any labor dispute or disturbance, litigation or any event or condition that could materially adversely affect the operation of the Facility owned by such Seller, (d) any borrowings by such Seller secured by the Facility owned by it, or (e) any sale, transfer or other disposition of assets of the Facility owned by such Seller other than in the ordinary course of business.

     7.16 Employment Agreements and Benefits. (a) Schedule 7.16 hereto is a true and complete list of all agreements or contracts relating to the compensation and other benefits of present and former employees, salesmen, individual consultants, individuals and other individual agents of such Seller relating to the Facility owned by it, including all collective bargaining agreements and all pension, retirement, bonus, stock option, profit sharing, health, disability, life insurance, hospitalization, education or other similar plans or arrangements (whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), true and complete copies of which, including any trust, insurance or other funding agreements (or true and complete descriptions of which, in the case of oral agreements) have been delivered to Purchaser, (b) such Seller has not contributed to or maintained any "multiemployer plan", as defined in Section 3(37) of ERISA, in respect of present or former employees at the Facility owned by it, and (c) except as set forth in Schedule 7.16 hereto, no such agreements require Purchaser to assume or make payments with respect to any employment, compensation, fringe benefit, pension, profit sharing or deferred compensation plan in respect of any employee or former employee or the dependent or beneficiary of any employee or former employee of such Seller although such Seller will have such liabilities in accordance with the terms of such arrangements to the extent such liabilities exist.

     7.17 Insurance. (a) Schedule 7.17 hereto (i) contains an accurate and complete list of all material policies of property, fire and casualty, product liability, workers' compensation and other forms of insurance owned or held by such Seller in connection with the Facility owned by it and (ii) includes for each such policy its type, term, limits and retentions, deductibles, name of insurer, and (b) all such policies are in full force and effect with all premiums billed or otherwise due having been paid in full.

     7.18 Compliance with the Law.

          (a) Except as set forth on Schedule 7.3(b) hereto and on the ATC Reports, the use, maintenance and operation of the Facility owned by such Seller does not violate or conflict in any material respect with any Law.

          (b) The Permits constitute all permits, consents, waivers, exemptions, orders, certificates of need, licenses and governmental agency authorizations, registrations and approvals necessary for the development, construction, ownership, licensure, use, maintenance and operation of the Facility owned by such Seller in compliance with all applicable Laws (as such Facility is being operated on the Effective Date). Except as shown on Schedule 1.36 hereto, all such Permits are in full force and effect, have been duly obtained, made, given or taken and are being complied with in all material respects, subject to approvals required in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

          (c) No governmental authority having jurisdiction over the Facility owned by such Seller has issued any citations with respect to any deficiencies or other matters that fail to conform to any applicable statute, regulation, ordinance or bylaw and that have not been corrected as of the date hereof or that shall not have been corrected on or prior to the Effective Date, except to the extent that either (i) a waiver has been issued by the appropriate authority, in which case a copy of such waiver is included on Schedule 7.18(c) hereto, or (ii) the deficiency or non-conformity will not have a material and adverse effect on the financial condition or results of the operations of the Facility owned by such Seller.

          (d) Such Seller has not received written or oral notice from any licensing or certifying agency supervising or having authority over the Facility owned by it, requiring such Facility to be reworked or redesigned or additional furniture, fixtures, equipment or inventory to be provided at such Facility so as to conform to or comply with any existing and applicable Law, code or standard, except where the requirement either (i) has been fully satisfied prior to the Closing Date, (ii) will, as of the Effective Date, be in the process of being satisfied pursuant to the terms of a Plan of Correction or other documentation submitted to and approved by the appropriate authority or (iii) will, as of the Closing Date, be the subject of a valid written waiver issued by the applicable licensing or certifying agency.

          (e) The Facility owned by it and participating in the Medicare or Medicaid Programs is in material compliance with all Conditions and Standards of Participation in those Programs, except as set forth on Schedule 7.18(e) hereto.

     7.19 Transactions with Affiliates. Except as set forth on Schedule 7.19 hereto, as of the Effective Date, the Facility owned by such Seller shall not be bound by and will not owe any amount or have any contractual obligation or commitment to any Affiliate (other than compensation for current services and reimbursement of expenses arising in the ordinary course of business). "Affiliate" shall mean any employee of such Seller, any person, firm or corporation that directly or indirectly controls, is controlled by or is under common control with such Seller.

     7.20 Obligations. Except as set forth on Schedule 7.20 hereto, none of the patients at the Facility owned by it have been given any concession, rebate or consideration for the rental of any room, which concession, rebate or other consideration shall not have been paid or delivered prior to the Effective Date.

     7.21 No Broker. Except as set forth on Schedule 7.21 hereto, such Seller has not incurred any liability for broker's or finder's fees or commissions to any broker, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement. Such Seller agrees to pay and to hold Purchaser harmless from and against any amounts due and payable to any such adviser not scheduled with respect to the transactions contemplated herein.

     7.22 Environmental Compliance. "Hazardous Materials", as used herein, shall mean, collectively, (a) any petroleum or petroleum product, explosive, radioactive material, radon gas, asbestos, urea formaldehyde foam insulation, and PCBs and (b) materials which are now or hereafter become defined as "hazardous substances", "hazardous wastes", "extremely hazardous substances",
"hazardous  materials",   "restricted  hazardous  wastes",   "toxic  chemicals",
"pollutants", "toxic pollutants", "hazardous air pollutants", "air contaminants", "hazardous chemicals", or words of similar import under any applicable Environmental Laws. "Reasonable Inquiry", as used herein, shall mean review of (i) the ATC Reports, (ii) the asbestos survey reports included in the ATC Reports, and (iii) any Phase II environmental reports included in the ATC Reports. Except as set forth in the ATC Reports, in connection with the Facility owned by such Seller, to the best of its Knowledge, after Reasonable Inquiry, such Seller has complied and is in compliance with all applicable Environmental Laws, and such Seller has no Knowledge, and has not received notice, (i) that the Facility owned by it or any property contiguous to the Facility owned by it is in violation of any Environmental Law and (ii) of any pending or threatened claims involving the Facility owned by it. Except as set forth on Schedule 7.5 or in the ATC Reports, neither such Seller nor the Facility owned by it is the subject of any administrative or judicial action or proceeding pursuant to any Environmental Laws at the Effective Date in connection with the Facility owned by it. Promptly upon learning thereof, at or following the Effective Date, such Seller shall provide written notice to Purchaser of any written notification of
(i) the assertion of any claim or any threatened claim relating to the Facility owned by it under any Environmental Law or (ii) the assertion of any claim of non-compliance with or violation of any Environmental Law. Except as set forth in the ATC Reports, to the best of such Seller's Knowledge, after Reasonable Inquiry, no Hazardous Materials have at any time been generated, used, treated or stored at; transported to or from; or disposed of, released, emitted, discharged or deposited at or in connection with, the Facility owned by it in any way contrary to that which is allowed or permitted under any Environmental Laws.

     7.23 No Attachments. There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorship or voluntary or involuntary proceedings in bankruptcy or pursuant to any debtor relief laws contemplated being filed by such Seller or pending against such Seller or the Real Property or Improvements owned by it.

     7.24 No Options. As of the Effective Date, there are no options, contracts or other obligations outstanding for the sale, exchange or transfer of any of the Real Property, Personal Property or Improvements owned by such Seller or any portion thereof or business operated therein.

     7.25 Seller Licenses. Except as set forth on Schedule 1.35 hereto, such Seller has all Seller Licenses applicable to the Facility owned by it. Schedule
7.25 hereto contains true and correct copies of the licenses issued most recently by the applicable health care authorities with respect to the operation of the Facility owned by such Seller. Except as disclosed on Schedule 7.3 (b) hereto, such Seller has not received written or verbal notice (a) that any action or proceeding has been initiated or is proposed to be initiated by the appropriate state or federal agency having jurisdiction thereof, to revoke, withdraw or suspend any of the Seller Licenses applicable to the Facility owned by it in either the Medicare or Medicaid Programs or (b) of any judicial or administrative agency judgment or decision not to renew any of the Seller Licenses applicable to the Facility owned by it or (c) of any licensure or certification action of any other type applicable to the Facility owned by it.

     7.26 Disclosure. Such Seller has provided to Purchaser access to all relevant documents, materials and information in its possession or control relative to the Facility owned by it and has not withheld any documents or information that are material to the condition, assets, liabilities, businesses, operations and prospects of such Seller or the Facility owned by it. No representation or warranty of such Seller contained in this
Agreement (which shall include any Exhibit or Schedule hereto) and no certificate or document furnished to Purchaser pursuant to the provisions hereof, contains any untrue statement of a material fact which is untrue in any material respect or omits to state a material fact necessary in order to make the statements contained therein not misleading.


                                  ARTICLE VIII
                      REPRESENTATIONS AND WARRANTIES OF IHS

     IHS represents and warrants to Purchaser that:

     8.1 Status of IHS. IHS is a corporation that is duly organized, validly existing and in good standing under the laws of the State of Delaware.

     8.2 Validity or Conflicts. This Agreement is, and all of the Transaction Documents to be executed by IHS pursuant hereto will be, the valid obligations of IHS, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution of this Agreement and the applicable Transaction Documents have been approved by all required corporate action on the part of IHS and does not and will not result in a breach of the terms and conditions of, nor constitute a default under or violation of, the Certificate of Incorporation and By-Laws of IHS or any Law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which IHS is now a party or by which any of its assets may be bound or affected.

     8.3 Authority. IHS has full power and authority to execute and deliver this Agreement and the applicable Transaction Documents to which it is a party.

     8.4 Truth of Representations. The representations and warranties of each Seller pursuant to Article VII hereof are true and complete in all material respects.

                                   ARTICLE IX
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to each of the other parties hereto that:

     9.1 Organization. Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to enter into and perform its obligations under this Agreement, the other Transaction Documents and any other documents and instruments required hereby to be delivered to which it is or is to become a party.

     9.2 Authorization; Enforceability. The execution, delivery and performance by Purchaser of this Agreement, the other Transaction Documents and all of the documents and instruments contemplated hereby are within the power of Purchaser and have been duly authorized by all necessary action of Purchaser. This Agreement is, the other Transaction Documents are, and the other documents and instruments required hereby to be delivered by Purchaser will be, when executed and delivered, the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

     9.3 No Violation or Conflict. The execution, delivery and performance of this Agreement, the other Transaction Documents and all of the documents and instruments contemplated hereby to be executed and delivered by Purchaser does not and will not conflict with or violate the Limited Partnership Agreement of Purchaser or any material Law, judgment, order or decree binding on Purchaser.

     9.4 No Broker. Except as set forth on Schedule 9.4 hereto, Purchaser has incurred no liability for broker's or finder's fees or commissions to any broker or other intermediary in connection with the transactions contemplated by this Agreement. Purchaser agrees to pay and to hold Sellers, and IHS harmless from and against any amounts due and payable to any such adviser not scheduled with respect to the transactions contemplated herein.


                                    ARTICLE X
              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER

     Each and every obligation of Purchaser to be performed on the Effective Date shall be subject to the satisfaction as of both the Closing Date and the Effective Date of the following express conditions precedent (it being the understanding of the parties that any of such conditions may be waived by Purchaser):

     10.1 Compliance with this Agreement. Sellers shall have performed and complied in all material respects with all of their obligations under this Agreement that are to be performed or complied with by them prior to or on the Closing Date, including, but not limited to, the payment of all costs, fees and expenses that Sellers are required to pay pursuant to this Agreement.

     10.2 Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken by Sellers in connection with the transactions contemplated by this Agreement, the other Transaction Documents and any other documents incident thereto, shall be reasonably satisfac tory in form and substance to Purchaser and Purchaser's counsel, and Sellers shall have made available to Purchaser and Purchaser's counsel (or Purchaser shall have obtained itself prior to the Closing Date or waived the necessity for receipt thereof prior to the Closing Date) for examination the originals or true and correct copies of all documents that Purchaser and Purchaser's counsel may reasonably request in connection with the transactions contemplated by this Agreement and the other Transaction Documents, including, but not limited to:

     (a)  an MAI Appraisal for each of the Facilities;

     (b)  a Title Commitment for each of the Facilities;

     (c) acceptable engineering, architectural and Phase I environmental site assessments for each of the Facilities;

     (d)  a Survey for each of the Facilities;

     (e)  a UCC Search Report for each of the Facilities;

     (f)  the Sellers' Licenses for each of the Facilities;

     (g) valid permanent Certificates of Occupancy, if reasonably available and required under the Law, for each of the Facilities as well as any other licenses or Permits reasonably available and required to be obtained from applicable governmental authorities with respect to the use and occupancy of each of the Facilities;

     (h) for each Seller, Articles of Incorporation, Certificates of Good Standing and Certificates of Authority to Transact Business in the state in which each Facility owned by such Seller is located;

     (i)  for IHS, Articles of Incorporation and Certificate of Good Standing;

     (j) certified resolutions of the Board of Directors of each Seller and certified resolutions of the Board of Directors of IHS, in each case authorizing and approving the execution, delivery and performance of Sellers and IHS's obligations under this Agreement and the other Transaction Documents;

     (k) the opinions of IHS's and Sellers' local healthcare counsel in each state where a Facility is located, as special healthcare counsels to IHS and Sellers, in a form reasonably acceptable to Purchaser; and

     (l) the opinion of counsel to IHS and the Sellers, in a form reasonably acceptable to Purchaser.

     10.3 No Litigation. Except as provided on Schedule 10.3 hereto, no investigation, suit, action or other proceeding shall be instituted, threatened or pending before any court or governmental agency or body that seeks restraint, prohibition, damages or other relief in connection with this Agreement, the other Transaction Documents or the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

     10.4 Representations and Warranties. The representations and warranties made by Sellers and IHS in this Agreement and the other Transaction Documents shall be true and correct in all material respects at and as of the Closing Date and the Effective Date.

     10.5 Deliveries at the Closing. Sellers and IHS shall have, or shall cause to have, delivered to Purchaser the following documents, each properly executed and dated as of the Closing Date:

     (a)  this Facilities Purchase Agreement;

     (b)  the Deeds;

     (c)  the Bills of Sale;

     (d)  the Master Lease;

     (e) a memorandum of lease in recordable form with respect to the Master Lease;

     (f)  the Facility Subleases;

     (g) memoranda of sublease in recordable form with respect to each of the Facility Subleases;

     (h)  the Consent and Subordination Agreement;

     (i)  the Escrow Agreement;

     (j)  the Facility Franchise Agreement;

     (k)  the Facility Management Agreement;

     (l)  the IHS Indemnity;

     (m)  the Guaranty;

     (n)  the Security Agreement;

     (o)  the Master Franchise Agreement;

     (p)  the Master Management Agreement; and

     (q) any such other documents or instruments as Purchaser and Purchaser's counsel shall reasonably request in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

     10.6 Regulatory Approvals. All required licenses, authorizations, registrations, Permits and approvals from federal and state regulatory agencies with jurisdiction over each of the Facilities to permit the transactions contemplated by this Agreement and the other Transaction Documents shall have been obtained or completed to the reasonable satisfaction of Purchaser and any and all conditions to the effectiveness thereof shall have been satisfied.

     10.7 Default. Each Seller and IHS shall not be in default, where said default cannot be cured by the Closing Date, under any mortgage, contract, lease or other agreement to which such Seller and IHS is a party or by which such Seller and IHS is bound and that materially affects or relates to the Real Property, the Personal Property or any of the Facilities.

     10.8 Approvals. The Management Committee of Monarch shall have approved the transactions contemplated by this Agreement and the Transaction Documents.

     10.9 Loan Facility. Purchaser shall have obtained the Loan Facility.


                                   ARTICLE XI
                             CONDITIONS PRECEDENT TO
                           THE OBLIGATIONS OF SELLERS

     Each and every obligation of Sellers to be performed on the Effective Date shall be subject to the satisfaction as of both the Closing Date and the Effective Date of the following express conditions precedent (it being the understanding of the parties that any of such conditions may be waived by Sellers):

     11.1 Compliance with this Agreement. Purchaser shall have performed and complied in all material respects with all of its obligations under this Agreement and the other Transaction Documents that are to be performed or complied with by it prior to or on the Closing Date, including, but not limited to, the payment of the Purchase Price by Purchaser.

     11.2 Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken by Purchaser in connection with the transactions contemplated by this Agreement, the other Transaction Documents and any other documents incident thereto, shall be reasonably satisfactory in form and substance to Sellers and Sellers' counsel, and Purchaser shall have made available to Sellers and Sellers' counsel (or Sellers shall have obtained themselves prior to the Closing Date or waived the necessity for receipt thereof prior to the Closing Date) for examination the originals or true and correct copies of all documents that Sellers and Sellers' counsel may reasonably request in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

     11.3 No Litigation. Except as provided on Schedule 11.3 hereto, no investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement, the other Transaction Documents or the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

     11.4 Representations and Warranties. The representations and warranties made by Purchaser in this Agreement and the other Transaction Documents shall be true and correct in all material respects at and as of the Closing Date and the Effective Date.

     11.5 Deliveries at the Closing. Purchaser shall have, or shall cause to have, delivered to Sellers and IHS the following documents, each properly executed and dated as of the Closing Date:

     (a)  the agreements  identified in subparagraphs (a) through (q) of Section
          10.5 hereof;

     (b) Certificate of Formation, Certificate of Good Standing and Certificate of Authority to Transact Business of Purchaser;

     (c) certified resolutions of Monarch and Purchaser, authorizing and approving the execution, delivery and performance of Purchaser's obligations under this Agreement and the other Transaction Documents; and

     (d) any such other documents or instruments as Sellers and Sellers' counsel shall reasonably request in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

     11.6 Restraints. No action or proceeding before a court or any other governmental agency or body of or in the United States shall have been instituted or threatened to restrain or prohibit the consummation of the transactions contemplated by this Agreement or the other Transaction Documents.

     11.7 Regulatory Approvals. All required authorizations, registrations, Permits and approvals from federal and state regulatory agencies with jurisdiction over each of the Facilities to permit the transactions contemplated by this Agreement and the other Transaction Documents shall have been obtained or completed to the reasonable satisfaction of Sellers.

     11.8 Approvals. The Board of Directors of each of the Sellers and IHS and the requisite lenders under IHS's Revolving Credit and Term Loan Agreement shall have approved the transactions contemplated by this Agreement and the Transaction Documents.


                                   ARTICLE XII
                    ADDITIONAL COVENANTS AND INDEMNIFICATIONS

     12.1 Transfer Taxes and Fees. Sellers shall pay all fees, transfer taxes or assessments, if any, charged to grantors, lessors, sub-lessors, transferors or assignors under applicable Law in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

     12.2 Cooperation. The parties hereto shall cooperate in all respects in connection with the giving of any notices to any governmental authority or self-regulatory organization or securing the permission, approval, determination, consent or waiver of any governmental authority or other party required in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

     12.3 Additional Instruments. At any time and from time to time after the Closing, at Purchaser's reasonable request and without further consideration, Sellers shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as Purchaser may reasonably deem necessary to consummate the transactions contemplated by this Agreement and the other Transaction Documents. At any time and from time to time after the Closing, at the reasonable request of Sellers and without further consideration, Purchaser shall execute and deliver such other instruments and take such other action as Sellers may reasonably deem necessary to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

     12.4 Publicity. All general notices, releases, statements and communications to employees and patients of Purchaser, Sellers and each of the Facilities relating to the transactions contemplated by this Agreement shall be made only at such times and in such manner as may be mutually agreed upon by Purchaser and Sellers. All general notices, releases, statements and communications to the general public and the press relating to the transactions contemplated by this Agreement shall be made only with such content and at such times and in such manner as may be mutually agreed upon by Purchaser and Sellers; provided, however, that each party shall be entitled to make a public announcement of the transaction if, in the opinion of its counsel, such announcement is required to comply with the Law.

     12.5 Confidentiality. Purchaser shall not disclose to any person or company or use for its own benefit any material information related to the ownership or operation of the Facilities by Sellers, including customer or patient-related information, without Sellers' express prior written permission except for disclosure by Purchaser to its counsel, its lenders and their counsel and appropriate regulatory agencies, except any such information that is now or hereafter becomes available to the public without breach of any confidentiality agreement.

     12.6 Indemnifications.

          (a) Sellers and IHS, jointly and severally, shall indemnify and hold harmless Purchaser and its partners, members, officers, directors, shareholders, employees, agents, and assigns (collectively, the "Purchaser Indemnified Parties"), from any and all liabilities, obligations, losses, demands, judgments, actions, suits, causes of action, claims, proceedings, investigations, citations, matters, damages, penalties, sanctions, costs, expenses, and disbursements (including, without limitation reasonable attorneys' and consultants' fees and expenses), whether or not subject to litigation (hereinafter collectively referred to as the "Claims") of any kind or character imposed upon, arising out of, in connection with, incurred or in any way attributed or relating to the following:

               (i) the ownership, use, operation, possession, or management of each of the Facilities prior to the Effective Date;

               (ii) the breach or failure of any representation, warranty or covenant made by Sellers or IHS that is contained in this Agreement or contained in any other certificates, agreements or Transaction Documents to which Sellers or IHS is a party;

               (iii) any and all Claims relating to any current or former employee, consultant or independent contractor of the Sellers or any of the Facilities, including, but not limited to, (A) the termination or discharge of any current or former employee, consultant, or independent contractor of Sellers or any of the Facilities, (B) Claims under federal, state, or local laws, rules or regulations, related to wages, hours, fair employment practices, unfair labor practices, or other terms and conditions of employment and claims arising under the Worker Adjustment and Retraining Notification Act or any analogous state statute, (C) matters arising from any severance policy, claim, agreement or contract or (D) any and all Claims with respect to the matters provided for in Section 7.16 herein;

               (iv) any and all Claims that relate to information provided by or on behalf of any of the Sellers or IHS concerning the Facilities, Sellers' Assets, Sellers or IHS and their respective affiliates, to third parties which was used or relied upon to effect the transactions contemplated in this Agreement and by the other Transaction Documents;

               (v) other than for the liens, claims or encumbrances necessary to effect the transactions contemplated in this Agreement and the other Transaction Documents, any mortgage, pledge, lien, or encumbrance made before the Effective Date on any of the Sellers' Assets or the Facilities and any claims asserted therefrom, other than and except for the Permitted Liens;

               (vi) any and all Claims with respect to any qualified or non-qualified retirement or benefit plans or arrangements involving any current or former employee, consultant or independent contractor of the Sellers or any of the Facilities;

               (vii) any and all Claims with respect to admission agreements, patient contracts, or agreements entered into prior to the Effective Date with patients or others at any of the Facilities;

               (viii) any deficiencies or inaccuracies occurring prior to the Effective Date with respect to patient funds and accounts associated therewith at any of the Facilities;

               (ix) any Claims arising out of Sellers' failure to have kept or maintained patient records and other related records at any of the Facilities in accordance with applicable Law;

               (x) any sums due by any Seller for Medicare and Medicaid adjustments arising from the operation of any of the Facilities conveyed pursuant to this Agreement;

               (xi) any action or proceeding by an appropriate state or federal agency having jurisdiction thereof, to revoke, withdraw or suspend any of the Sellers Licenses or Permits of a Seller applicable to the Facility owned by such Seller or to terminate the participation of the Facility owned by any Seller in either the Medicare or Medicaid Programs, as a result of or caused by the transactions contemplated by this Agreement and the other Transaction Documents, including, but not limited to, the execution and delivery of the Master Lease and each of the Facility Subleases;

               (xii) the violation of any Environmental Law or the existence, presence or Release of any Hazardous Material based on an event or condition at or relating to any Facility that commenced or existed prior to the Effective Date;

               (xiii) any and all Claims that relate to any condition existing on or prior to the Effective Date involving any Real Property or Improvements which does not comply with applicable zoning Laws, other than conditions permitted under duly issued variances and conditions which were permitted under prior versions of applicable zoning Laws;

               (xiv) any and all Claims that relate to the failure of Sellers or Manager to pay, during the term of any applicable Facility Management Agreement, any amounts due under any Equipment Lease Facility, as defined in Article 7 of the Facility Management Agreement, related to Personal Property located at any of the Facilities; and

               (xv) any and all Claims that relate to any litigation, arbitration proceeding, governmental investigation, citation, suit, action, proceeding or claim of any kind relating to matters occurring prior to the Effective Date, including, but not limited to, the matters disclosed on Schedule 7.5 hereto, involving IHS, any of the Sellers or any of the Facilities.

          Sellers and IHS further covenant and agree to defend the Purchaser Indemnified Parties on account of said Claims and to pay any judgment against the Purchaser Indemnified Parties, or any other amount as indicated in this
Section 12.6(a), along with all reasonable costs and expenses relative to any such Claims, including reasonable and documented attorneys' fees and expenses. Sellers and IHS shall have the right to assume and control the defense (but not the settlement) of all Claims under this Section 12.6(a), including the employment of counsel of their choosing; provided, however, that if, under applicable codes of professional responsibility, any counsel proposed by Sellers and IHS might reasonably be expected to have a conflict of interest in representing Sellers and IHS, as well as the Purchaser Indemnified Parties, then the selection of such counsel shall be subject to the approval of the Purchaser Indemnified Parties, which approval may not be unreasonably withheld or delayed. Sellers and IHS shall pay all costs and expenses relative to the conduct of such defense, including attorneys' fees and expenses, and the Purchaser Indemnified Parties shall cooperate fully with Sellers and IHS in connection with the conduct of such defense. If Sellers and IHS fail to respond or do not admit responsibility for any Claims under this Section 12.6(a), then the Purchaser Indemnified Parties may take such necessary steps to defend themselves and all reasonable and documented costs and expenses therewith, including reasonable and documented attorneys' fees and expenses, may be included as part of any asserted Claims under this Section 12.6(a). The Purchaser Indemnified Parties shall, nevertheless, have the right, if they so elect, to participate (with counsel of their choosing and at their cost and expense, which counsel must be approved by Sellers and IHS, which approval may not be unreasonably withheld or delayed) in the defense of any such Claim in which they may be a party without relieving Sellers and IHS of their obligation to defend the same. With respect to the settlement or compromise of Claims under this Section 12.6(a): (A) if the Purchaser Indemnified Parties decline to accept a bona fide offer of settlement or compromise that is recommended by Sellers and IHS, then the maximum liability of Sellers and IHS for such Claim shall not exceed that amount for which Sellers and IHS would have been liable had such settlement or compromise been accepted and (B) if Sellers and IHS decline to accept a bona fide offer of settlement or compromise that is recommended by the Purchaser Indemnified Parties, then Sellers and IHS shall be liable for whatever outcome results from such Claims; provided, however, that Sellers and IHS may not settle or compromise any Claims under this Section 12.6(a) without either the prior written consent of the Purchaser Indemnified Parties or a full and complete release of the Purchaser Indemnified Parties.

          (b) Purchaser shall indemnify and hold harmless Sellers and IHS, and their officers, directors, shareholders, employees, agents, and assigns (the "Seller Indemnified Parties") from any and all liabilities, obligations, losses, demands, judgments, actions, suits, causes of action, claims, proceedings, investigations, citations, matters, damages, penalties, sanctions, costs, expenses, and disbursements (including, without limitation reasonable attorneys' and consultants' fees and expenses), whether or not subject to litigation, (hereinafter collectively referred to as the "Claims") of any kind or character imposed upon, arising out of, in connection with, incurred or in any way attributed or relating to breach or failure of any representation, warranty or covenant made by Purchaser that is contained in this Agreement or contained in any other certificates, agreements or Transaction Documents to which Purchaser is a party.

          Purchaser further covenants and agrees to defend the Seller Indemnified Parties on account of said Claims and to pay any judgment against the Seller Indemnified Parties, or any other amount as indicated in this Section 12.6(b), along with all reasonable costs and expenses relative to any such Claims, including reasonable and documented attorneys' fees and expenses. Purchaser shall have the right to assume and control the defense (but not the settlement) of all Claims under this Section 12.6(b), including the employment of counsel of their choosing; provided, however, that if, under applicable codes of professional responsibility, any counsel proposed by Purchaser might reasonably be expected to have a conflict of interest in representing Purchaser, as well as the Seller Indemnified Parties, then the selection of such counsel shall be subject to the approval of the Seller Indemnified Parties, which approval may not be unreasonably withheld or delayed. Purchaser shall pay all costs and expenses relative to the conduct of such defense, including attorneys' fees and expenses, and the Seller Indemnified Parties shall cooperate fully with Purchaser in connection with the conduct of such defense. If Purchaser fails to respond or does not admit responsibility for any Claims under this

Section 12.6(b), then the Seller Indemnified Parties may take such necessary steps to defend themselves and all reasonable and documented costs and expenses therewith, including reasonable and documented attorneys' fees and expenses, may be included as part of any asserted Claims under this Section 12.6(b). The Seller Indemnified Parties shall, nevertheless, have the right, if they so elect, to participate (with counsel of their choosing and at their own cost and expense, which counsel must be approved by Purchaser, which approval may not be unreasonably withheld or delayed) in the defense of any such Claim in which they may be a party without relieving Purchaser of its obligation to defend the same. With respect to the settlement or compromise of Claims under this Section 12.6(b): (A) if the Seller Indemnified Parties decline to accept a bona fide offer of settlement or compromise that is recommended by Purchaser, then the maximum liability of Purchaser for such Claim shall not exceed that amount for which Purchaser would have been liable had such settlement or compromise been accepted and (B) if Purchaser declines to accept a bona fide offer of settlement or compromise that is recommended by the Seller Indemnified Parties, then Purchaser shall be liable for whatever outcome results from such Claims; provided, however, that Purchaser may not settle or compromise any Claims under this Section 12.6(b) without either the prior written consent of the Seller Indemnified Parties or a full and complete release of the Seller Indemnified Parties.

          (c) The indemnities set forth in this Section 12.6 shall remain operative and in full force and shall survive the execution and performance hereof and the execution and delivery of this Agreement and the other Transaction Documents.


                                  ARTICLE XIII
                                  MISCELLANEOUS

     13.1 Entire Agreement; Amendment. This Agreement and the Transaction Documents constitute the entire agreement among the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     13.2 Governing Law. THIS AGREEMENT AND THE TRANSACTION DOCUMENTS SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH LAWS OF THE STATE OF NEW YORK. SELLERS AND IHS CONSENT TO IN PERSONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF THE STATE OF NEW YORK, AND AGREE THAT ALL DISPUTES CONCERNING

THIS AGREEMENT MAY BE HEARD, AT PURCHASER'S OPTION, IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK. SELLERS AND IHS AGREE THAT SERVICE OF PROCESS MAY BE EFFECTED UPON SELLERS AND IHS UNDER ANY METHOD PERMISSIBLE UNDER THE LAWS OF THE STATE OF NEW YORK AND IRREVOCABLY WAIVE ANY OBJECTION TO VENUE IN THE STATE AND FEDERAL COURTS OF THE STATE OF NEW YORK.

     13.3  Assignment.   This  Agreement  and  each  party's  respective  rights
hereunder may not be assigned at any time without the prior written consent of the other parties hereto.

     13.4 Notices. All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an officer of the other party or when deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, by personal delivery or by overnight courier service with signed receipt, and addressed as follows, unless and until either of such parties notifies the other in accordance with this Section of a change of address:

           To IHS and any Seller:     Integrated Health Services, Inc.
                                      10065 Red Run Boulevard
                                      Owings Mills, Maryland  21117
                                      Attention:  Daniel J. Booth
                                      Telephone No.:  410-998-8768
                                      Fax No.:  410-998-8695

           Copy to:                   Blass & Driggs
                                      461 Fifth Avenue
                                      New York, New York  10017
                                      Attention:  Michael S. Blass, Esq.
                                      Telephone No.:  212-447-1100
                                      Fax No.:  212-447-5428

           To Purchaser:              Monarch Properties, LP
                                      8889 Pelican Bay Boulevard - Suite 501
                                      Naples, Florida  34108
                                      Attention:  John B. Poole
                                      Telephone No.:  941-596-3259
                                      Fax No.:  941-596-3266

           Copy to:                   LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                      125 West 55th Street
                                      New York, New York 10019
                                      Attention:  John R. Fallon, Jr., Esq.
                                      Telephone No.:  212-424-8279
                                      Fax No.: 212-424-8500

     13.5 Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof or be used as interpreting the meaning of this Agreement.

     13.6 Interpretation. To the extent any conflict exists between the terms and conditions of this Agreement and the terms and conditions of any other Transaction Documents, the terms and conditions of such other Transaction Documents shall govern and control.

     13.7 Severability. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

     13.8 No Reliance. No third party, other than a successor by operation of law or an assignee permitted by this Agreement, is entitled to rely on any of the representations, warranties and agreements contained in this Agreement and no party to this Agreement assumes any liability to any third party, other than an assignee permitted by this Agreement, because of any reliance on the representations, warranties and agreements contained in this Agreement.

     13.9 Binding. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

     13.10 Survival. All covenants and agreements of the parties to be performed in this Agreement and all representations, warranties, covenants and indemnities of the parties in this Agreement shall survive the Closing Date.

     13.11 Allocation of Purchase Price. The Purchase Price shall be allocated among the Facilities as set forth on Schedule 13.11 hereto. The parties agree that the Personal Property has nominal value and therefore no amount of the Purchase Price is being allocated to it. Each party agrees to timely file tax Form 8594 in accordance with the allocations to which the parties have so agreed.

     13.12 Dispute Attorneys' Fees and Expenses. In the event of a dispute between the parties to this Agreement with respect to the interpretation of enforcement of the terms hereof, the prevailing party in any action resulting therefrom shall be entitled to collect from the other its reasonable and documented attorneys' fees and expenses, including its attorneys' fees and expenses on appeal.


                             SIGNATURE PAGES FOLLOW

     IN WITNESS WHEREOF, the parties have caused this Facilities Purchase Agreement to be duly executed and delivered as a sealed instrument as of the day and year first above written.

                                      MONARCH PROPERTIES, LP

                                      By: MP Operating, LLC, its General Partner

                                          By: MP Operating, Inc., its Manager

                                          By:                             (Seal)
                                             -----------------------------
                                          Name: Douglas Listman
                                               ---------------------------
                                          Title: Chief Financial Officer
                                                --------------------------

                                      INTEGRATED HEALTH SERVICES, INC.

                                      By:                                 (Seal)
                                         ---------------------------------
                                      Name: Daniel J. Booth
                                           -------------------------------
                                      Title: Senior Vice President
                                            ------------------------------

                                      SELLERS:

                                      BETHAMY LIVING CENTER
                                      MANAGEMENT COMPANY, THE GENERAL
                                      PARTNER OF BETHAMY LIVING CENTER
                                      LIMITED PARTNERSHIP
                                      BRIAR HILL, INC.
                                      CEDARCROFT HEALTH SERVICES, INC.
                                      IHS ACQUISITION NO. 103, INC.
                                      IHS ACQUISITION NO. 114, INC.
                                      IHS ACQUISITION NO. 121, INC.
                                      IHS ACQUISITION NO. 124, INC.
                                      IHS ACQUISITION NO. 125, INC.
                                      IHS ACQUISITION NO. 127, INC.
                                      IHS ACQUISITION NO. 128, INC.
                                      IHS ACQUISITION NO. 129, INC.
                                      IHS ACQUISITION NO. 131, INC.
                                      IHS ACQUISITION NO. 132, INC.
                                      IHS ACQUISITION NO. 133, INC.

                                      IHS ACQUISITION NO. 134, INC.
                                      IHS ACQUISITION NO. 136, INC.
                                      IHS ACQUISITION NO. 138, INC.
                                      IHS ACQUISITION NO. 139, INC.
                                      IHS ACQUISITION NO. 140, INC.
                                      IHS ACQUISITION NO. 168, INC.
                                      IHS ACQUISITION NO. 170, INC.
                                      IHS ACQUISITION NO. 171, INC.
                                      IHS ACQUISITION NO. 174, INC.
                                      INTEGRATED OF AMARILLO, INC.
                                      INTEGRATED HEALTH SERVICES AT
                                      BRIARCLIFF HAVEN, INC.
                                      INTEGRATED HEALTH SERVICES AT
                                      CENTRAL FLORIDA, INC.
                                      INTEGRATED HEALTH SERVICES AT
                                      COLORADO SPRINGS, INC.
                                      INTEGRATED HEALTH SERVICES AT
                                      HANOVER HOUSE, INC.
                                      MANCHESTER INTEGRATED HEALTH,
                                      INC.
                                      REST HAVEN NURSING CENTER
                                      (WHITEMARSH), INC.

                                      By:                                 (Seal)
                                         ---------------------------------
                                      Name: Daniel J. Booth
                                           -------------------------------
                                      Title: Senior Vice President
                                            ------------------------------

                                    EXHIBIT A

                                     SELLERS
                                     -------

-------------------------------------------------------------------------------------------------------------------
SELLER NAME                             STATE OF INCORPORATION               FACILITY  D/B/A/
-------------------------------------------------------------------------------------------------------------------
Integrated Health Services at           Delaware                             Integrated Health Services of
Colorado Springs, Inc.                                                       Colorado Springs
-------------------------------------------------------------------------------------------------------------------
IHS Acquisition No. 103, Inc.           Delaware                             Horizon Healthcare & Specialty
                                                                             Center
-------------------------------------------------------------------------------------------------------------------
Integrated Health Services at           Delaware                             Integrated Health Services of Vero
Central Florida, Inc.                                                        Beach
-------------------------------------------------------------------------------------------------------------------
Briar Hill, Inc.                        Florida                              Integrated Health Services of Florida
                                                                             at Auburndale
-------------------------------------------------------------------------------------------------------------------
Bethamy Living Center Limited           Florida                              Integrated Health Services of Florida
Partnership                                                                  at Clearwater
-------------------------------------------------------------------------------------------------------------------
Integrated Health Services at           Delaware                             Integrated Health Services of Florida
Central Florida, Inc.                                                        at Fort Pierce
-------------------------------------------------------------------------------------------------------------------
Integrated Health Services at           Georgia                              Integrated Health Services of Atlanta
Briarcliff Haven, Inc.                                                       at Briarcliff Haven
-------------------------------------------------------------------------------------------------------------------
Cedarcroft Health Services, Inc.        Pennsylvania                         Integrated Health Services of St.
                                                                             Louis at Big Bend Woods
-------------------------------------------------------------------------------------------------------------------
Manchester Integrated Health, Inc.      Pennsylvania                         Integrated Health Services of New
                                                                             Hampshire at Manchester
-------------------------------------------------------------------------------------------------------------------
IHS Acquisition No. 121, Inc.           Delaware                             Ruidoso Care Center
-------------------------------------------------------------------------------------------------------------------
IHS Acquisition No. 125, Inc.           Delaware                             Meadowview Care Center
-------------------------------------------------------------------------------------------------------------------
IHS Acquisition No. 124, Inc.           Delaware                             Washington Square
-------------------------------------------------------------------------------------------------------------------
IHS Acquisition No. 168, Inc.           Delaware                             HSH - Midwest City
-------------------------------------------------------------------------------------------------------------------
IHS Acquisition No. 127, Inc.           Delaware                             Midwest City Nursing
-------------------------------------------------------------------------------------------------------------------
IHS Acquisition No. 114, Inc.           Delaware                             Lynwood Manor
-------------------------------------------------------------------------------------------------------------------
Rest Haven Nursing Center               Pennsylvania                         Integrated Health Services at
(Whitemarsh), Inc.                                                           Whitemarsh
-------------------------------------------------------------------------------------------------------------------
Integrated of Amarillo, Inc.            Texas                                Amarillo Specialty Hospital
-------------------------------------------------------------------------------------------------------------------
Integrated of Amarillo, Inc.            Texas                                Integrated Health Services of
                                                                             Amarillo
-------------------------------------------------------------------------------------------------------------------
IHS Acquisition No. 128, Inc.           Delaware                             Doctors Healthcare Center
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
SELLER NAME                             State of Incorporation               Facility  d/b/a/
-------------------------------------------------------------------------------------------------------------------
IHS Acquisition No. 140, Inc.           Delaware                             Harbor View Care Center
-------------------------------------------------------------------------------------------------------------------
IHS Acquisition No. 134, Inc.           Delaware                             Heritage Estates
-------------------------------------------------------------------------------------------------------------------
IHS Acquisition No. 132, Inc.           Delaware                             Heritage Gardens
-------------------------------------------------------------------------------------------------------------------
IHS Acquisition No. 138, Inc.           Delaware                             Heritage Manor Longview
-------------------------------------------------------------------------------------------------------------------
IHS Acquisition No. 129, Inc.           Delaware                             Heritage Manor Plano
-------------------------------------------------------------------------------------------------------------------
IHS Acquisition No. 133, Inc.           Delaware                             Heritage Place of Grand Prairie
-------------------------------------------------------------------------------------------------------------------
IHS Acquisition No. 131, Inc.           Delaware                             Horizon Healthcare - El Paso
-------------------------------------------------------------------------------------------------------------------
IHS Acquisition No. 170, Inc.           Delaware                             HSH- Corpus Christi
-------------------------------------------------------------------------------------------------------------------
IHS Acquisition No. 171, Inc.           Delaware                             HSH- El Paso
-------------------------------------------------------------------------------------------------------------------
Integrated Health Services at           Delaware                             Mountain View Place
Hanover House, Inc.
-------------------------------------------------------------------------------------------------------------------
IHS Acquisition No. 139, Inc.           Delaware                             Parkwood Place
-------------------------------------------------------------------------------------------------------------------
IHS Acquisition No. 174, Inc.           Delaware                             Plano Specialty Hospital
-------------------------------------------------------------------------------------------------------------------
IHS Acquisition No. 136, Inc.           Delaware                             Silver Springs Nursing and
                                                                             Rehabilitation Center
-------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B

                            DESCRIPTION OF FACILITIES
                            -------------------------

-----------------------------------------------------------------------------------------------------------------------------------
FACILITY NAME                      ADDRESS                                   BEDS      SUBTENANT NAME                     STATE OF
                                                                                                                      INCORPORATION
-----------------------------------------------------------------------------------------------------------------------------------
Integrated Health Services         3625 Parkmoor Village                     155       Integrated Health              Delaware
of Colorado Springs                Colorado Springs, Colorado                          Services at Colorado
                                   80917                                               Springs, Inc.
                                   719-550-0200
                                   719-637-0756 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Horizon Healthcare &               1350 S. Nova Road                         158       IHS Acquisition No.            Delaware
Specialty Center                   Daytona Beach, Florida 32114                        103, Inc.
(HHC- Daytona)                     904-258-5544
                                   904-255-5623 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Integrated Health Services         3663 15th Avenue                          110       Integrated Health              Delaware
of Vero Beach                      Vero Beach, Florida 32960                           Services at Central
                                   561-567-2552                                        Florida, Inc.
                                   561-567-8929 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Integrated Health Services         919 Old Winter Haven Road                 120       Briar Hill, Inc.               Florida
of Florida at Auburndale           Auburndale, Florida 33823
                                   941-967-4125
                                   941-551-9407 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Integrated Health Services         2055 Palmetto Street                      150       Bethamy Living Center,         Florida
of Florida at Clearwater           Clearwater, Florida 34625                           Limited Partnership
                                   813-461-6613
                                   813-442-2839 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Integrated Health Services         703 South 29th Street                     107       Integrated Health              Delaware
of Florida at Fort Pierce          Fort Pierce, Florida 34947                          Services at Central
                                   561-466-3322                                        Florida, Inc.
                                   561-466-8057 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Integrated Health Services         1000 Briarcliff Road                      128       Integrated Health              Georgia
of Atlanta at Briarcliff           Atlanta, Georgia 30306                              Services at Briarcliff
Haven                              404-875-6456                                        Haven, Inc.
                                   404-874-4604 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Lynwood Manor                      730 Kimole Lane                           99        IHS Acquisition No.            Delaware
                                   Adrian, Michigan 49221                              114, Inc.
                                   517-263-6771
                                   517-265-8599 (fax)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
FACILITY NAME                      ADDRESS                                   BEDS      SUBTENANT NAME                     STATE OF
                                                                                                                      INCORPORATION
-----------------------------------------------------------------------------------------------------------------------------------
Integrated Health Services         110 Highland Ave.                         176       Cedarcroft Health              Pennsylvania
of St. Louis at Big Bend           Valley Park, Missouri 63088                         Services, Inc.
Woods                              314-225-5144
                                   314-225-8427 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Integrated Health Services         191 Hackett Hill Road                     68        Manchester Integrated          Pennsylvania
of New Hampshire at                Manchester, New Hampshire                           Health, Inc.
Manchester                         03102
                                   603-668-8161
                                   603-622-2584 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Ruidoso Care Center                5th & D Street                            73        IHS Acquisition No.            Delaware
                                   Ruidoso, New Mexico                                 121, Inc.
                                   505-257-9071
                                   505-257-3101 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Meadowview Care Center             76 High Street                            100       IHS Acquisition No.            Delaware
                                   Seville, Ohio 44273                                 125, Inc.
                                   330-769-2015
                                   330-769-3790 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Washington Square                  202 Washington St. NW                     96        IHS Acquisition No.            Delaware
                                   Warren, Ohio 44483                                  124, Inc.
                                   330-399-8997
                                   330-393-5889 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
HSH - Midwest City                 8200 National Avenue                      31        IHS Acquisition No.            Delaware
                                   Midwest City, Oklahoma 73110                        168, Inc.
                                   405-739-0800
                                   405-739-6480 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Midwest City Nursing               8200 National Avenue                      106       IHS Acquisition No.            Delaware
                                   Midwest City, Oklahoma 73110                        127, Inc.
                                   405-737-8200
                                   405-736-1227 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Integrated Health Services         9209 Ridge Pike                           244       Rest Haven Nursing             Pennsylvania
at Whitemarsh                      Whitemarsh, Pennsylvania 19128                      Center (Whitemarsh),
                                   610-825-6560                                        Inc.
                                   610-941-9524 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Amarillo Specialty                 5601 Plum Creek Drive                     30        Integrated of Amarillo,        Texas
Hospital                           Amarillo, Texas 79124                               Inc.
                                   806-351-1000
                                   806-355-9650 (fax)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
FACILITY NAME                      ADDRESS                                   BEDS      SUBTENANT NAME                     STATE OF
                                                                                                                      INCORPORATION
-----------------------------------------------------------------------------------------------------------------------------------
Doctors Healthcare Center          9009 White Rock Trail                     325       IHS Acquisition No.            Delaware
                                   Dallas, Texas                                       128, Inc.
                                   214-348-8100
                                   214-343-3865 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Harbor View  Care Center           1314 Third Street                         116       IHS Acquisition No.            Delaware
                                   Corpus Christi, Texas 78401                         140, Inc.
                                   (Nueces County)
                                   512-888-5511
                                   512-888-6267 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Heritage Estates                   201 Sycamore School Road                  152       IHS Acquisition No.            Delaware
                                   Ft. Worth, Texas 76134                              134, Inc.
                                   (Tarrant County)
                                   817-293-7610
                                   817-293-5766 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Heritage Gardens                   2135 North Denton Drive                   150       IHS Acquisition No.            Delaware
                                   Carrollton, Texas 75006                             132, Inc.
                                   214-242-0666
                                   214-323-9279 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Heritage Manor Longview            112 Ruthlynn Drive                        150       IHS Acquisition No.            Delaware
                                   Longview, Texas 75601                               138, Inc.
                                   (Gregg County)
                                   903-753-8611
                                   903-758-4026 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Heritage Manor Plano               1621 Coit Rd.                             186       IHS Acquisition No.            Delaware
                                   Plano, Texas 75075                                  129, Inc.
                                   214-596-7930
                                   214-867-6798 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Heritage Place of Grand            820 Small Street                          166       IHS Acquisition No.            Delaware
Prairie                            Grand Prairie, Texas 75050                          133, Inc.
                                   214-262-1351
                                   214-642-8056 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Horizon Healthcare -El             2301 N. Oregon Street.                    182       IHS Acquisition No.            Delaware
Paso                               El Paso, Texas 79902                                131, Inc.
                                   915-532-8941
                                   915-545-5050 (fax)
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
FACILITY NAME                      ADDRESS                                   BEDS      SUBTENANT NAME                     STATE OF
                                                                                                                      INCORPORATION
-----------------------------------------------------------------------------------------------------------------------------------
HSH- Corpus Christi                1310 Third Street                         31        IHS Acquisition No.            Delaware
                                   Corpus Christi, Texas 78401                         170, Inc.
                                   (Nueces County)
                                   512-888-5511
                                   512-888-6267 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
HSH- El Paso                       2311 N. Oregon Street                     31        IHS Acquisition No.            Delaware
                                   El Paso, Texas 79902                                171, Inc.
                                   915-545-1823
                                   915-545-6378 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Integrated Health Services         5601 Plum Creek Drive                     120       Integrated of Amarillo,        Texas
of Amarillo                        Amarillo, Texas 79124                               Inc.
                                   806-351-1000
                                   806-355-9650 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Mountain View Place                1600 Murchison Road                       187       Integrated Health              Delaware
                                   El Paso, Texas  79902                               Services at Hanover
                                   915-544-2002                                        House, Inc.
                                   915-544-0696 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Parkwood Place                     300 N. Bynum                              157       IHS Acquisition No.            Delaware
                                   Lufkin, Texas 75904                                 139, Inc.
                                   409-637-7215
                                   409-637-2368 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Plano Specialty Hospital           1621 Coit Road                            30        IHS Acquisition No.            Delaware
(HSH- Plano)                       Plano, Texas 75075                                  174, Inc.
                                   214-596-7930
                                   214-867-6788 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Silver Springs Nursing and         12350 Wood Bayou Drive                    150       IHS Acquisition No.            Delaware
Rehabilitation Center              Houston, Texas 77013                                136, Inc.
                                   (Harris County)
                                   713-453-0446
                                   713-450-3037 (fax)
-----------------------------------------------------------------------------------------------------------------------------------